EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of UnionBanCal Corporation and the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints David I. Matson, David A. Anderson, John H. McGuckin, Jr., and Morris W. Hirsch and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2005, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, UnionBanCal Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

UNIONBANCAL CORPORATION

		By	/s/ Takashi Morimura

Name: Takashi Morimura
Title: President and Chief Executive Officer

Dated:	March 1, 2006

Signature	Title

/s/ Aida M. Alvarez
Aida M. Alvarez	Director

/s/ David R. Andrews
David R. Andrews	Director

/s/ L. Dale Crandall
L. Dale Crandall	Director

/s/ Richard D. Farman
Richard D. Farman	Director

/s/ Stanley F. Farrar
Stanley F. Farrar	Director

/s/ Philip B. Flynn
Philip B. Flynn	Director

/s/ Michael J. Gillfillan
Michael J. Gillfillan	Director

/s/ Ronald L. Havner, Jr.
Ronald L. Havner, Jr.	Director

/s/ Norimichi Kanari
Norimichi Kanari	Director

/s/ Mary S. Metz
Mary S. Metz	Director

Shigemitsu Miki	Director

/s/ Takashi Morimura
Takashi Morimura	Director

/s/ J. Fernando Niebla
J. Fernando Niebla	Director

/s/ Masashi Oka
Masashi Oka	Director

/s/ Tetsuo Shimura
Tetsuo Shimura	Director

/s/ Dean A. Yoost
Dean A. Yoost	Director